Exhibit 99.1

Elanco Animal Health 450 Elanco Circle Indianapolis, IN 46221

FOR IMMEDIATE RELEASE

Investor Contact: Tiffany Kanaga (765) 740-0314 tiffany.kanaga@elancoah.com

Media Contact: Colleen Parr Dekker (317) 989-7011 colleen.dekker@elancoah.com

Elanco Investor Day Defines New Era as Sustainable Growth Company

•	Details three-year outlook with annual mid-single digit top-line organic constant currency growth driven by a consistent flow of high-impact innovation, high-single digit adjusted EBITDA growth and low double-digit adjusted EPS growth, all starting in 2026. Expects further net leverage ratio improvement to <3x in 2027, with a long-term target of 2.0x to 2.5x.

•	Expects innovation revenue contribution of approximately $1.1 billion in 2026, with aims to double revenue from ‘Big 6’ blockbuster potential products by 2028.

•	Discusses 10+ major innovation products in development phase with 5-6 blockbuster-potential approvals expected between 2026 and 2031. Two in-house technology development platforms contributing to next wave innovation pipeline: monoclonal antibody discovery and immuno-therapeutics.

•	Announces intended closure of German animal R&D facility and targeted reduction to manufacturing workforce along with increased investment in Elanco Innovation Laboratories at its Indiana headquarters and continued investments in U.S. manufacturing as we have greater clarity on U.S. tariffs and accelerated USDA regulatory timelines. This includes an accelerated conditional approval pathway for a potential first-in-class immuno-therapeutic major pet blockbuster, expected in the next 2-3 years.

•	Announces technical sections complete for Befrena™ (tirnovetmab), the company’s IL-31 injectable monoclonal antibody for canine dermatitis, with expected differentiation in efficacy, convenience and value. Remains cautiously optimistic that administrative review and approval will be complete in Q4 2025.

•	Expects $200 to $250 million in adjusted EBITDA savings from Elanco Ascend by 2030.

•	Announces restructuring as part of Elanco Ascend to support margin expansion, optimize footprint and further increase innovation capacity. Creates an expected restructuring charge of approximately $175 million, of which approximately $130 million is expected to be cash-based costs. Expects savings of approximately $25 million in 2026 and approximately $60 million in 2027.

•	Reaffirms Q4 and full year 2025 revenue and adjusted earnings guidance.

INDIANAPOLIS, Ind. (Dec. 9, 2025) – Elanco Animal Health Incorporated (NYSE: ELAN) hosts its first Investor Day in five years this morning, marking a pivotal moment as the company further defines its new era of sustainable growth and long-term value creation. Elanco will detail how its consistent Innovation, Portfolio, and Productivity (IPP) strategy is designed to guide the company’s transformation to a sustainable growth company, delivering consistent mid-single digit organic constant currency revenue growth and adjusted EBITDA margin expansion, while further strengthening its balance sheet and accelerating cash flow.

“Today is a pivotal day for Elanco. We stand as a stronger Elanco ready for our next chapter as a sustainable growth company,” said Jeff Simmons, President and CEO at Elanco. “As we outline our financial outlook for the next three years, we are poised for significant growth. Our IPP strategy is delivering, our innovation engine is stronger than ever, and our team has built deep, lasting customer relationships that reinforce our confidence in our ability to win in the animal health market. Elanco is well-positioned to continue transforming, building a future where we expand our leadership and achieve consistent, reliable delivery against our priorities of growth, innovation and cash. We will bring high-impact innovation to customers – ultimately driving sustainable shareholder value while making life better for animals and the people who care for them."

Financial Outlook for Consistent Growth

Elanco will outline a new three-year financial outlook with the expected annual results beginning in 2026, underscoring the company’s confidence in delivering strong, consistent performance:

•	Revenue Growth: Mid-single digit organic constant currency
•	Adjusted EBITDA Growth: High single digit
•	Adjusted EPS Growth: Low double digit
•	Free Cash Flow: At least $1 billion over the period from 2026 through 2028
•	Net Leverage Ratio: Achieving <3x in 2027, with a long-term target of 2.0x to 2.5x

American Investment Driven by Tax, Tariff and Regulatory Clarity

Elanco today announces continued investment in its U.S. operations, work force and communities over the next five years. This investment deepens Elanco’s commitment to product innovation, advanced manufacturing and its customers – farmers, veterinarians and pet owners. The company will expand its R&D presence in its new Indianapolis global headquarters and surrounding OneHealth Innovation District, while continuing to invest in its U.S.-based manufacturing footprint. Elanco will further invest in its Kansas monoclonal antibody (mAb) manufacturing facility to support innovation, particularly a major next generation immuno-therapeutic pet innovation. The U.S. Department of Agriculture (USDA) has granted an accelerated pathway for conditional approval of a novel immuno-therapeutic that has the potential to be a first-in-class major pet health blockbuster, expected in the next 2-3 years.

Additionally, as part of the positive engagement with the USDA, Elanco announces significant progress in the final steps of the approval of Befrena™, its newest potential blockbuster product. Review of all technical sections and label alignment is now complete, with the final administrative review underway at the USDA. Befrena has demonstrated differentiated efficacy in treating dogs with allergic dermatitis and canine atopic dermatitis. In both laboratory and field studies, Befrena has shown to be safe and well-tolerated, offering a dependable treatment option for veterinary professionals and pet owners alike. Befrena will offer important efficacy, convenience and value differentiators. Elanco continues to expect a first half 2026 launch.

In connection with these investments, Elanco expects the 2026 net tariff impact to be immaterial to adjusted EBITDA growth, given additional tariff clarity and a positive offset from an incremental price increase.

The combination of a favorable tax environment from the One Big Beautiful Bill Act, regulatory reform resulting in improved timelines for USDA regulatory reviews and greater certainty on tariffs has created favorable conditions for the continuation of U.S. investments in R&D and manufacturing, while bringing key innovation capabilities from Europe to the U.S.

Innovation: Delivering a Consistent Flow of High-Impact Innovation

Since defining its basket of innovation in December of 2020, Elanco has repeatedly raised the bar on its innovation target. Elanco now expects this innovation to generate approximately $1.1 billion in revenue in 2026, an increase of over $200 million from $840 to $880 million expected in 2025.

Looking ahead at Elanco’s next wave of innovation, the company has increased its target innovation areas to eight and added two new major internal development platforms with monoclonal antibodies (mAbs) and immunotherapy. Elanco has 10+ major innovation projects with blockbuster potential in development, expecting approvals for 5-6 major differentiated assets from this pipeline between 2026 and 2031. These differentiated pipeline assets represent an unprobabilized potential peak sales value of more than $2 billion – effectively doubling the value of the last wave.

“Over the past several years, Elanco has created a one-of-a-kind innovation powerhouse that has maximized capacity and throughput, delivering a continuous flow of differentiated products,” said Dr. Ellen de Brabander, Executive Vice President of Innovation and Regulatory Affairs at Elanco. “There are more projects and more value in the pipeline than ever, and we’ve added cutting edge in house monoclonal and immunotherapy technology development platforms. We will continue to invest in the capacity and capabilities to bring new solutions to market that help pets live heathier, more active, longer lives and help farmers improve animal health, welfare and sustainability.”

Diverse Market-Leading Portfolio: Positioned for Sustained Growth

Elanco is innovating in large, growing markets, supported by a strong, diverse portfolio. This includes leading growth in U.S. Pet Health and #1 positions in global pet retail and poultry, U.S. beef and swine. Elanco expects to double revenue from its ‘Big 6’ potential blockbuster products from 2025 to 2028 as it globalizes this basket of innovation (AdTabTM, Befrena, Bovaer®, Credelio QuattroTM, Experior®, ZenreliaTM).

Productivity: Driving Margin Expansion and Free Cash Flow

Elanco's commitment to operational excellence and financial discipline is a cornerstone of its strategy, with a clear path to expanding margins, improving free cash flow and becoming a simpler, more efficient company. The company anticipates meaningful adjusted EBITDA improvement with high single-digit percentage growth, and free cash flow generation increasing through the period.

Elanco is also announcing organizational changes designed to generate approximately $25 million and $60 million in savings in 2026 and 2027, respectively, as part of its Elanco Ascend productivity initiative.

These strategic adjustments include:

•	Transforming and Investing in Innovation: A larger, more complex pipeline requires more capacity, new technical capabilities and increased investment. As such, Elanco is expanding its R&D organization in Indianapolis, refining its regulatory structure and proposing the closure of its Germany animal facility. The company also announces a strategic partnership with The Clinglobal Group to substantially expand capacity and capabilities, while being significantly more cost effective.

•	Optimizing Manufacturing Footprint: Elanco will continue to optimize its manufacturing footprint to power its pipeline, adjust to future volume expectations and continue the organization’s productivity journey, including reducing workforce in higher-cost locations.

Approximately 600 roles will be impacted across Elanco with 300 eliminated positions and 300 shifted to other areas or locations. The company expects a charge of approximately $175 million, of which about $130 million is expected to be cash based.

In total, the company expects its Elanco Ascend program to deliver $200 to $250 million in adjusted EBITDA savings by 2030, with about 30% achieved in 2026.

“Our goal is clear: consistent, reliable delivery," said Bob VanHimbergen, Executive Vice President and CFO at Elanco. "We are taking the steps needed to become a more efficient, productive company, ensuring our resources are in the right places to fuel our no-regrets launches and invest in our pipeline while deleveraging and delivering on adjusted EBITDA margin growth. As we move into the second half of the decade, Elanco expects to deliver durable, profitable growth and sustained cash generation while creating lasting value for shareholders.

In conjunction with today’s event, Elanco is reaffirming its fourth quarter and fiscal 2025 outlook, provided on November 5, 2025, other than reported net loss and net loss per share, which will be impacted by the aforementioned restructuring charges.

WEBCAST

Elanco will host a webcast from approximately 9 a.m. to 12 p.m. Eastern Time today, featuring presentations from Elanco's senior leadership team on the company's strategic priorities, financial outlook, and innovation pipeline – defining Elanco's new era as a sustainable growth company. Access for the live webcast and related materials is available on Elanco's Investor Events and Presentations website. A replay will be available on the website following the event.

ABOUT ELANCO

Elanco Animal Health Incorporated (NYSE: ELAN) is a global leader in animal health dedicated to innovating and delivering products and services to prevent and treat disease in farm animals and pets, creating value for farmers, pet owners, veterinarians, stakeholders and society as a whole. With 70 years of animal health heritage, we are committed to breaking boundaries and going beyond to help our customers improve the health of animals in their care, while also making a meaningful impact on our local and global communities. At Elanco, we are driven by our vision of Food and Companionship Enriching Life and our purpose – all to Go Beyond for Animals, Customers, Society and Our People. Learn more at www.elanco.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements concerning product launches and revenue from such products, our 2025 full year and fourth quarter guidance and long-term expectations, our expectations regarding debt levels, and expectations regarding our industry and our operations, performance and financial condition, and including, in particular, statements relating to our business, growth strategies, distribution strategies, product development efforts and future expenses.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important risk factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including but not limited to the following:

•	operating in a highly competitive industry;
•	the success of our research and development (R&D), regulatory approval and licensing efforts;
•	the impact of disruptive innovations and advances in veterinary medical practices, animal health technologies and alternatives to animal-derived protein;
•	competition from generic products that may be viewed as more cost-effective;
•	changes in regulatory restrictions on the use of antibiotics in farm animals;
•	an outbreak of infectious disease carried by farm animals;
•	risks related to the evaluation of animals;
•	consolidation of our customers and distributors;
•	the impact of increased or decreased sales into our distribution channels resulting in fluctuations in our revenues;
•	our dependence on the success of our top products;
•	our ability to complete acquisitions and divestitures and to successfully integrate the businesses we acquire;
•	our ability to implement our business strategies or achieve targeted cost efficiencies and gross margin improvements;
•	manufacturing problems and capacity imbalances, including at our contract manufacturers;
•	fluctuations in inventory levels in our distribution channels;
•	risks related to the use of artificial intelligence in our business;
•	our dependence on sophisticated information technology systems and infrastructure, including the use of third-party, cloud-based technologies, and the impact of outages or breaches of the information technology systems and infrastructure we rely on;
•	the impact of weather conditions, including those related to climate change, and the availability of natural resources;
•	demand, supply and operational challenges associated with the effects of a human disease outbreak, epidemic, pandemic or other widespread public health concern;
•	the loss of key personnel or highly skilled employees;
•	adverse effects of labor disputes, strikes and/or work stoppages;
•	the effect of our substantial indebtedness on our business, including restrictions in our debt agreements that limit our operating flexibility and changes in our credit ratings that lead to higher borrowing expenses and restrict access to credit;
•	changes in interest rates that adversely affect our earnings and cash flows;
•	risks related to the write-down of goodwill or identifiable intangible assets;
•	the lack of availability or significant increases in the cost of raw materials;
•	risks related to foreign and domestic economic, political, legal and business environments;
•	risks related to foreign currency exchange rate fluctuations;
•	risks related to underfunded pension plan liabilities;
•	our current plan not to pay dividends and restrictions on our ability to pay dividends;
•	the potential impact that actions by activist shareholders could have on the pursuit of our business strategies;
•	risks related to tax expense or exposures;
•	actions by regulatory bodies, including as a result of their interpretation of studies on product safety;

•	the possible slowing or cessation of acceptance and/or adoption of our farm animal sustainability initiatives;
•	the impact of increased regulation or decreased governmental financial support related to the raising, processing or consumption of farm animals;
•	risks related to tariffs, trade protection measures or other modifications of foreign trade policy;
•	the impact of litigation, regulatory investigations and other legal matters, including the risk to our reputation and the risk that our insurance policies may be insufficient to protect us from the impact of such matters;
•	challenges to our intellectual property rights or our alleged violation of rights of others;
•	misuse, off-label or counterfeiting use of our products;
•	unanticipated safety, quality or efficacy concerns and the impact of identified concerns associated with our products;
•	insufficient insurance coverage against hazards and claims;
•	compliance with privacy laws and security of information;
•	risks related to environmental, health and safety laws and regulations; and
•	inability to achieve goals or meet expectations of stakeholders with respect to environmental, social and governance matters.

For additional information about the factors that could cause actual results to differ materially from forward-looking statements, please see the company's latest Form 10-K and Form 10-Qs filed with the Securities and Exchange Commission. Although we have attempted to identify important risk factors, there may be other risk factors not presently known to us or that we presently believe are not material that could cause actual results and developments to differ materially from those made in or suggested by the forward-looking statements contained in this press release. If any of these risks materialize, or if any of the above assumptions underlying forward-looking statements prove incorrect, actual results and developments may differ materially from those made in or suggested by the forward-looking statements contained in this press release. We caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this press release. Any forward-looking statement made by us in this press release speaks only as of the date thereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or to revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should be viewed as historical data.

Use of Non-GAAP Financial Measures

This press release contains forward-looking non-GAAP financial measures, such as organic constant currency revenue growth, adjusted EBITDA growth, adjusted EPS growth, free cash flow and net debt leverage.  We have not provided related GAAP financial measures for forward-looking non-GAAP financial measures because we are unable to predict with reasonable certainty and without unreasonable effort the timing and impact of certain items, such as restructuring and certain non-cash items, which could significantly impact our GAAP results.  These non-GAAP measures are not, and should not be viewed as, substitutes for GAAP reported measures.